 EXHIBIT 99.1

News Release
Exxon Mobil Corporation
5959 Las Colinas Boulevard
Irving, TX 75039
972 444 1107 Telephone
972 444 1138 Facsimile

FOR IMMEDIATE RELEASE
TUESDAY, JANUARY 31, 2012

EXXON MOBIL CORPORATION ANNOUNCES ESTIMATED

FOURTH QUARTER 2011 RESULTS

	Fourth Quarter			Twelve Months
	2011	2010	%	2011	2010	%
Earnings Excluding Special Items [1]
$ Millions	9,400	9,250	2	41,060	30,460	35
$ Per Common Share
Assuming Dilution	1.97	1.85	6	8.42	6.22	35

Special Items
$ Millions	0	0		0	0

Earnings
$ Millions	9,400	9,250	2	41,060	30,460	35
$ Per Common Share
Assuming Dilution	1.97	1.85	6	8.42	6.22	35

Capital and Exploration
Expenditures - $ Millions	10,019	10,061	0	36,766	32,226	14

[1] See page 8 for a reference to earnings

EXXONMOBIL'S CHAIRMAN REX W. TILLERSON COMMENTED:

“ExxonMobil recorded strong results while investing at record levels to develop new supplies of energy that are critical to meeting growing world demand, and supporting economic recovery and growth.

Fourth quarter earnings of $9.4 billion were up 2% from the fourth quarter of 2010.  Full year 2011 earnings were $41.1 billion, up 35% from 2010, reflecting higher crude oil and natural gas realizations, improved refining and chemical margins, and gains on asset sales.

Capital and exploration expenditures were a record $36.8 billion in 2011.

Oil-equivalent production was up 1% from 2010.  Excluding the impacts of entitlement volumes, OPEC quota effects and divestments, production was up 4%.

In 2011, the Corporation distributed $29 billion to shareholders through dividends and share purchases to reduce shares outstanding.”

FOURTH QUARTER HIGHLIGHTS

•

Earnings were $9,400 million, an increase of 2% or $150 million from the fourth quarter of 2010.

•

Earnings per share (assuming dilution) were $1.97, an increase of 6% from the fourth quarter of 2010.

•

Capital and exploration expenditures were $10.0 billion, consistent with the fourth quarter of 2010.

•

Oil-equivalent production decreased 9% from the fourth quarter of 2010.  Excluding the impacts of entitlement volumes, OPEC quota effects and divestments, production was down 4%.

•

Cash flow from operations and asset sales was $17.6 billion, including proceeds associated with asset sales of $6.9 billion.

•

Share purchases to reduce shares outstanding were $5 billion.

•

Dividends per share of $0.47 increased 7% compared to the fourth quarter of 2010.

•

ExxonMobil was the high bidder on 50 blocks in the most recent U.S. Gulf of Mexico lease sale, providing new exploration opportunities.

•

Construction of a lower-sulfur fuels project began at the joint Saudi Aramco and ExxonMobil refinery in Yanbu, Saudi Arabia.

Fourth Quarter 2011 vs. Fourth Quarter 2010

Upstream earnings were $8,829 million, up $1,349 million from the fourth quarter of 2010. Higher liquids and natural gas realizations increased earnings by $1,990 million. Lower volumes and production mix effects decreased earnings by $1,450 million.  All other items, primarily gains on asset sales, increased earnings by $810 million.

On an oil-equivalent basis, production decreased 9% from the fourth quarter of 2010. Excluding the impacts of entitlement volumes, OPEC quota effects and divestments, production was down 4%.

Liquids production totaled 2,250 kbd (thousands of barrels per day), down 276 kbd from the fourth quarter of 2010.  Excluding the impacts of entitlement volumes, OPEC quota effects and divestments, liquids production was down 3%, mainly due to field decline.

Fourth quarter natural gas production was 13,677 mcfd (millions of cubic feet per day), down 975 mcfd from 2010, as U.S. growth was more than offset by field decline and lower demand in Europe.

Earnings from U.S. Upstream operations were $1,184 million, $133 million lower than the fourth quarter of 2010.  Non-U.S. Upstream earnings were $7,645 million, up $1,482 million from last year.

Downstream earnings of $425 million were down $725 million from the fourth quarter of 2010.  Weaker margins, principally in refining, decreased earnings $740 million. Volume and mix effects decreased earnings by $30 million, while all other items increased earnings by $40 million.  Petroleum product sales of 6,493 kbd were 62 kbd lower than last year's fourth quarter.

Earnings from the U.S. Downstream were $30 million, down $196 million from the fourth quarter of 2010.  Non-U.S. Downstream earnings of $395 million were $529 million lower than last year.

Chemical earnings of $543 million were $524 million lower than the fourth quarter of 2010.  Weaker margins decreased earnings by $230 million, while lower volumes and mix effects reduced earnings by $40 million.  Other items, mainly unfavorable tax effects, decreased earnings by $250 million.  Fourth quarter prime product sales of 6,271 kt (thousands of metric tons) were 78 kt lower than last year's fourth quarter.

Corporate and financing expenses were $397 million, down $50 million from the same period in 2010.

During the fourth quarter of 2011, Exxon Mobil Corporation purchased 69 million shares of its common stock for the treasury at a gross cost of $5.4 billion.  These purchases included $5 billion to reduce the number of shares outstanding, with the balance used to offset shares issued in conjunction with the company's benefit plans and programs. Share purchases to reduce shares outstanding are currently anticipated to equal $5 billion in the first quarter of 2012.  Purchases may be made in both the open market and through negotiated transactions, and may be increased, decreased or discontinued at any time without prior notice.

Full Year 2011 vs. Full Year 2010

Earnings of $41,060 million increased $10,600 million from 2010.  Earnings per share increased 35% to $8.42.

FULL YEAR HIGHLIGHTS

•

Earnings were $41,060 million, up 35%.

•

Earnings per share (assuming dilution) increased 35% to $8.42.

•

Oil-equivalent production was up 1% from 2010.  Excluding the impacts of entitlement volumes, OPEC quota effects and divestments, production was up 4%.

•

Cash flow from operations and asset sales was $66.5 billion, including proceeds associated with asset sales of $11.1 billion.

•

The Corporation distributed $29 billion to shareholders in 2011 through dividends and share purchases to reduce shares outstanding.

•

Capital and exploration expenditures were a record $36.8 billion, up 14% from 2010.

Upstream earnings were $34,439 million, up $10,342 million from 2010.  Higher crude oil and natural gas realizations increased earnings by $10.6 billion, while volume and production mix effects decreased earnings by $2.5 billion. All other items increased earnings by $2.2 billion, driven by higher gains on asset sales of $2.7 billion, partly offset by increased activity.

On an oil-equivalent basis, production was up 1% compared to 2010.  Excluding the impacts of entitlement volumes, OPEC quota effects and divestments, production was up 4%.

Liquids production of 2,312 kbd decreased 110 kbd from 2010.  Excluding the impacts of entitlement volumes, OPEC quota effects and divestments, liquids production was in line with 2010, as higher volumes from Qatar, the U.S., and Iraq offset field decline.

Natural gas production of 13,162 mcfd increased 1,014 mcfd from 2010, driven by additional U.S. unconventional gas volumes and project ramp-ups in Qatar.

Earnings from U.S. Upstream operations for 2011 were $5,096 million, an increase of $824 million.  Earnings outside the U.S. were $29,343 million, up $9,518 million.

Downstream earnings of $4,459 million increased $892 million from 2010.  Margins, mainly refining, increased earnings by $800 million.  Volume and mix effects improved earnings by $630 million.  All other items, primarily the absence of favorable tax effects and higher expenses, decreased earnings by $540 million.  Petroleum product sales of 6,413 kbd were in line with 2010.

U.S. Downstream earnings were $2,268 million, up $1,498 million from 2010.  Non-U.S. Downstream earnings were $2,191 million, $606 million lower than last year.

Chemical earnings of $4,383 million were down $530 million from 2010.  Stronger margins increased earnings by $260 million, while lower volumes reduced earnings by $180 million.  Other items, including unfavorable tax effects and higher planned maintenance expense, decreased earnings by $610 million.  Prime product sales of 25,006 kt were down 885 kt from 2010.

Corporate and financing expenses were $2,221 million, up $104 million from 2010.

Gross share purchases for 2011 were $22 billion, reducing shares outstanding by 278 million shares.

Estimates of key financial and operating data follow.

ExxonMobil will discuss financial and operating results and other matters on a webcast at 10 a.m. Central time on January 31, 2012.  To listen to the event live or in archive, go to our website at exxonmobil.com.

Cautionary statement

Statements relating to future plans, projections, events or conditions are forward-looking statements.  Actual results, including project plans, costs, timing, and capacities; capital and exploration expenditures; and share purchase levels, could differ materially due to factors including: changes in  oil or gas prices or other market or economic conditions affecting the oil and gas industry, including the scope and duration of economic recessions; the outcome of exploration and development efforts; changes in law or government regulation, including tax and environmental requirements; the outcome of commercial negotiations; changes in technical or operating conditions; and other factors discussed under the heading "Factors Affecting Future Results" in the  “Investors” section of our website and in Item 1A of ExxonMobil's 2010  Form 10-K. We assume no duty to update these statements as of any future date.  References to quantities of oil or natural gas may include amounts that we believe will ultimately be produced, but that are not yet classified as “proved reserves” under SEC definitions.

Frequently used terms

Consistent with previous practice, this press release includes both earnings excluding special items and earnings per share excluding special items.  Both are non-GAAP financial measures and are included to help facilitate comparisons of base business performance across periods. Reconciliation to net income attributable to ExxonMobil is shown in Attachment II.  The release also includes cash flow from operations and asset sales.  Because of the regular nature of our asset management and divestment program, we believe it is useful for investors to consider proceeds associated with the sales of subsidiaries, property, plant and equipment, and sales and returns of investments together with cash provided by operating activities when evaluating cash available for investment in the business and financing activities.  A reconciliation to net cash provided by operating activities is shown in Attachment II.  Further information on ExxonMobil's frequently used financial and operating measures and other terms is contained under the heading "Frequently Used Terms" available through the “investors” section of our website at exxonmobil.com.

Reference to Earnings

References to total corporate earnings mean net income attributable to ExxonMobil (U.S. GAAP) from the income statement.  Unless otherwise indicated, references to earnings, special items, earnings excluding special items, Upstream, Downstream, Chemical and Corporate and Financing segment earnings, and earnings per share are ExxonMobil's share after excluding amounts attributable to noncontrolling interests.

Attachment I

EXXON MOBIL CORPORATION
FOURTH QUARTER 2011
(millions of dollars, unless noted)
	Fourth Quarter		Twelve Months
	2011	2010	2011	2010
Earnings / Earnings Per Share

Total revenues and other income	121,609	105,186	486,429	383,221
Total costs and other deductions	104,568	89,859	413,172	330,262
Income before income taxes	17,041	15,327	73,257	52,959
Income taxes	7,317	5,811	31,051	21,561
Net income including noncontrolling interests	9,724	9,516	42,206	31,398
Net income attributable to noncontrolling interests	324	266	1,146	938
Net income attributable to ExxonMobil (U.S. GAAP)	9,400	9,250	41,060	30,460

Earnings per common share (dollars)	1.97	1.86	8.43	6.24

Earnings per common share
- assuming dilution (dollars)	1.97	1.85	8.42	6.22

Other Financial Data

Dividends on common stock
Total	2,247	2,212	9,020	8,498
Per common share (dollars)	0.47	0.44	1.85	1.74

Millions of common shares outstanding
At December 31			4,734	4,979
Average - assuming dilution	4,775	5,031	4,875	4,897

ExxonMobil share of equity at December 31			154,396	146,839
ExxonMobil share of capital employed at December 31			175,406	166,036

Income taxes	7,317	5,811	31,051	21,561
Sales-based taxes	8,490	7,614	33,503	28,547
All other taxes	10,969	10,463	43,544	39,127
Total taxes	26,776	23,888	108,098	89,235

ExxonMobil share of income taxes of
equity companies	1,296	1,367	5,603	4,058

Attachment II

EXXON MOBIL CORPORATION
FOURTH QUARTER 2011
(millions of dollars)
	Fourth Quarter		Twelve Months
	2011	2010	2011	2010
Earnings (U.S. GAAP)
Upstream
United States	1,184	1,317	5,096	4,272
Non-U.S.	7,645	6,163	29,343	19,825
Downstream
United States	30	226	2,268	770
Non-U.S.	395	924	2,191	2,797
Chemical
United States	383	522	2,215	2,422
Non-U.S.	160	545	2,168	2,491
Corporate and financing	(397)	(447)	(2,221)	(2,117)
Net income attributable to ExxonMobil	9,400	9,250	41,060	30,460
Special Items
Upstream
United States	0	0	0	0
Non-U.S.	0	0	0	0
Downstream
United States	0	0	0	0
Non-U.S.	0	0	0	0
Chemical
United States	0	0	0	0
Non-U.S.	0	0	0	0
Corporate and financing	0	0	0	0
Corporate total	0	0	0	0
Earnings Excluding Special Items
Upstream
United States	1,184	1,317	5,096	4,272
Non-U.S.	7,645	6,163	29,343	19,825
Downstream
United States	30	226	2,268	770
Non-U.S.	395	924	2,191	2,797
Chemical
United States	383	522	2,215	2,422
Non-U.S.	160	545	2,168	2,491
Corporate and financing	(397)	(447)	(2,221)	(2,117)
Corporate total	9,400	9,250	41,060	30,460
Cash flow from operations and asset sales (billions of dollars)
Net cash provided by operating activities (U.S. GAAP)	10.7	13.0	55.4	48.4
Proceeds associated with asset sales	6.9	1.7	11.1	3.3
Cash flow from operations and asset sales	17.6	14.7	66.5	51.7

Attachment III

EXXON MOBIL CORPORATION
FOURTH QUARTER 2011

	Fourth Quarter		Twelve Months
	2011	2010	2011	2010
Net production of crude oil
and natural gas liquids,
thousands of barrels daily (kbd)
United States	432	455	423	408
Canada/South America	247	266	252	263
Europe	257	335	270	335
Africa	468	618	508	628
Asia	800	800	808	730
Australia/Oceania	46	52	51	58
Worldwide	2,250	2,526	2,312	2,422

Natural gas production available for sale,
millions of cubic feet daily (mcfd)
United States	4,005	3,869	3,917	2,596
Canada/South America	400	564	412	569
Europe	3,866	4,596	3,448	3,836
Africa	8	9	7	14
Asia	5,103	5,350	5,047	4,801
Australia/Oceania	295	264	331	332
Worldwide	13,677	14,652	13,162	12,148

Oil-equivalent production (koebd) [1]	4,530	4,968	4,506	4,447

[1] Gas converted to oil-equivalent at 6 million cubic feet = 1 thousand barrels

Attachment IV

EXXON MOBIL CORPORATION
FOURTH QUARTER 2011

	Fourth Quarter		Twelve Months
	2011	2010	2011	2010
Refinery throughput (kbd)
United States	1,839	1,732	1,784	1,753
Canada	433	467	430	444
Europe	1,526	1,501	1,528	1,538
Asia Pacific	1,157	1,307	1,180	1,249
Other	295	291	292	269
Worldwide	5,250	5,298	5,214	5,253

Petroleum product sales (kbd)
United States	2,579	2,581	2,530	2,511
Canada	463	475	455	450
Europe	1,592	1,576	1,596	1,611
Asia Pacific	1,221	1,277	1,204	1,241
Other	638	646	628	601
Worldwide	6,493	6,555	6,413	6,414

Gasolines, naphthas	2,626	2,615	2,541	2,611
Heating oils, kerosene, diesel	2,080	2,106	2,019	1,951
Aviation fuels	492	472	492	476
Heavy fuels	568	602	588	603
Specialty products	727	760	773	773
Worldwide	6,493	6,555	6,413	6,414

Chemical prime product sales,
thousands of metric tons (kt)
United States	2,392	2,214	9,250	9,815
Non-U.S.	3,879	4,135	15,756	16,076
Worldwide	6,271	6,349	25,006	25,891

Attachment V

EXXON MOBIL CORPORATION
FOURTH QUARTER 2011
(millions of dollars)

	Fourth Quarter		Twelve Months
	2011	2010	2011	2010
Capital and Exploration Expenditures
Upstream
United States	2,414	2,453	10,741	6,349
Non-U.S.	6,589	6,346	22,350	20,970
Total	9,003	8,799	33,091	27,319
Downstream
United States	152	170	518	982
Non-U.S.	493	519	1,602	1,523
Total	645	689	2,120	2,505
Chemical
United States	93	83	290	279
Non-U.S.	235	435	1,160	1,936
Total	328	518	1,450	2,215

Other	43	55	105	187

Worldwide	10,019	10,061	36,766	32,226

Exploration expenses charged to income
included above
Consolidated affiliates
United States	88	121	268	283
Non-U.S.	332	427	1,802	1,855
Equity companies - ExxonMobil share
United States	3	1	10	4
Non-U.S.	9	9	13	21
Worldwide	432	558	2,093	2,163

Attachment VI

EXXON MOBIL CORPORATION
EARNINGS

	$ Millions	$ Per Common Share [1]

2007
First Quarter	9,280	1.63
Second Quarter	10,260	1.83
Third Quarter	9,410	1.71
Fourth Quarter	11,660	2.14
Year	40,610	7.31

2008
First Quarter	10,890	2.03
Second Quarter	11,680	2.24
Third Quarter	14,830	2.86
Fourth Quarter	7,820	1.55
Year	45,220	8.70

2009
First Quarter	4,550	0.92
Second Quarter	3,950	0.82
Third Quarter	4,730	0.98
Fourth Quarter	6,050	1.27
Year	19,280	3.99

2010
First Quarter	6,300	1.33
Second Quarter	7,560	1.61
Third Quarter	7,350	1.44
Fourth Quarter	9,250	1.86
Year	30,460	6.24

2011
First Quarter	10,650	2.14
Second Quarter	10,680	2.19
Third Quarter	10,330	2.13
Fourth Quarter	9,400	1.97
Year	41,060	8.43

[1] Computed using the average number of shares outstanding during each period.
The sum of the four quarters may not add to the full year.